As filed with the Securities and Exchange Commission on February 17, 2010
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
LIONS GATE ENTERTAINMENT CORP.
LIONS GATE ENTERTAINMENT INC.
(Exact name of registrant as specified in its charter)

British Columbia, Canada	N/A
Delaware	98-0183157
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1055 West Hastings Street, Suite 2200	2700 Colorado Avenue, Suite 200
Vancouver, British Columbia V6E 2E9	Santa Monica, California 90404
(877) 848-3866	(310) 449-9200
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Wayne Levin
EVP, Corporate Operations and General Counsel
Lions Gate Entertainment Corp.
2700 Colorado Avenue, Suite 200
Santa Monica, California 90404
(310) 449-9200
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copy to:
David J. Johnson, Jr., Esq.
O’Melveny & Myers llp
1999 Ave. of the Stars, Suite 700
Los Angeles, California 90067-6035
(310) 553-6700
Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     Indicate by check mark whether the registrant is a large accelerated filed, an accelerated filed, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered(1)	Proposed Maximum	Amount Of
	Aggregate Offering Price(2)	Registration Fee(3)
Common Shares, no par value of Lions Gate Entertainment Corp.
Debt Securities of Lions Gate Entertainment Inc.
Guarantee of Lions Gate Entertainment Corp. of the above-referenced Debt Securities(4)
Total:	$750,000,000	$53,475

(1)	There are being registered hereunder such indeterminate number of common shares and such indeterminate principal amount of debt securities as may, from time to time, be issued at indeterminate prices, as will have an aggregate initial offering price for all securities in an amount not to exceed $750,000,000. The securities registered also include such indeterminate number of common shares, as may be issued upon conversion of or exchange for debt securities registered hereunder that provide for conversion or exchange. No separate consideration will be received for such common shares. This registration statement also covers such additional number of common shares that may become issuable as a result of any splits, dividends or similar transactions relating to the securities registered hereunder.

(2)	Not specified as to each class of securities to be registered pursuant to General Instruction II.D of Form S-3.

(3)	The registration fee has been calculated in accordance with Rule 457(o) of the rules and regulations under the Securities Act of 1933, as amended (the “Securities Act”). Rule 457(o) permits the registration fee to be calculated on the basis of the maximum offering price of all of the securities listed and, therefore, the table does not specify by each class information as to the amount to be registered, the proposed maximum offering price per unit or the proposed maximum aggregate offering price.

(4)	Certain of the debt securities issued by Lions Gate Entertainment Inc. may be guaranteed by Lions Gate Entertainment Corp. No separate consideration will be received for any such guarantees.
          The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY 17, 2010
PROSPECTUS
$750,000,000
LIONS GATE ENTERTAINMENT CORP.
Common Shares
Guarantees of Debt Securities
LIONS GATE ENTERTAINMENT INC.
Debt Securities
          The aggregate initial offering price of all securities sold under this prospectus will not exceed $750,000,000. The following securities may be offered from time-to-time:
•	common shares, no par value, of Lions Gate Entertainment Corp. (“Lions Gate”);

•	debt securities of Lions Gate Entertainment Inc. (“LGEI”), a wholly-owned subsidiary of Lions Gate; and

•	guarantees issued by Lions Gate in respect of the debt securities issued by LGEI.
          This prospectus provides a general description of the securities we may offer. Each time we sell securities we will provide specific terms of the securities offered in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in any securities. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement.
          Our common shares are traded on The New York Stock Exchange (“NYSE”) under the symbol “LGF.” On February 16, 2010, the closing price of our common shares on the NYSE was $5.48. As of the date of this prospectus, none of the other securities that we may offer by this prospectus are listed on any national securities exchange or automated quotation system.
          See “Risk Factors” beginning on page 4 for information you should consider before buying these securities.
          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
          We may offer and sell these securities directly to purchasers or through agents on our behalf or through underwriters or dealers as designated from time to time. If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will provide the names of the agents or underwriters and any applicable fees, commissions or discounts.
The date of this prospectus is                                                             , 2010

ABOUT THIS PROSPECTUS
     This prospectus is part of a registration statement on Form S-3 that we filed with the United States Securities and Exchange Commission, which we refer to as the Commission or the SEC, utilizing a “shelf” registration process. Under this shelf process, we may offer any combination of securities described in this prospectus in one or more offerings, up to a total dollar amount of $750,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we use this prospectus to offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the specific amounts, process and terms of the offered securities. The prospectus supplement may also add, update or change the information contained in this prospectus. You should read carefully both this prospectus and any prospectus supplement together with additional information described below under the heading “Where You Can Find More Information.”
     We have not authorized any dealer, salesperson or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and the accompanying supplement to this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. This prospectus and the accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

ABOUT LIONS GATE ENTERTAINMENT CORP. AND LIONS GATE ENTERTAINMENT INC.
     The term “LGEI” refers to Lions Gate Entertainment Inc., a Delaware corporation, the issuer of the debt securities and a wholly-owned subsidiary of Lions Gate. The terms “Lions Gate,” “LGEC,” “we,” “us” and “our” refer to Lions Gate Entertainment Corp., a corporation organized under the laws of the Province of British Columbia. Where specifically noted or where the context requires otherwise, references to “Lions Gate,” “we,” “us” and “our” also include its subsidiaries (including LGEI).
     Lions Gate is the leading next generation studio with a diversified presence in the production and distribution of motion pictures, television programming, home entertainment, family entertainment, video-on-demand and digitally delivered content.
     We have released approximately 18 to 20 motion pictures theatrically per year for the last three years, which include films we develop and produce in-house, as well as films that we acquire from third parties. In fiscal 2010, we intend to release approximately 10 to 12 motion pictures theatrically. Additionally, we have produced approximately 69 hours of television programming on average for the last three years, primarily prime time television series for the cable and broadcast networks. In fiscal 2010, we intend to produce approximately 70 hours of television programming.
     We currently distribute our library of approximately 8,000 motion picture titles and approximately 4,000 television episodes and programs directly to retailers, video rental stores, and pay and free television channels in the United States (the “U.S.”), Canada, the United Kingdom and Ireland, through various digital media platforms, and indirectly to other international markets through our subsidiaries and various third parties. We also plan to distribute our library through our newest platforms, TV Guide Network and TV Guide.
     We are a corporation organized under the laws of the Province of British Columbia, resulting from the merger of Lions Gate Entertainment Corp. and Beringer Gold Corp. on November 13, 1997. Beringer Gold Corp. was incorporated under the Company Act (British Columbia) (now replaced with the Business Corporations Act (British Columbia)) on May 26, 1986 as IMI Computer Corp. Lions Gate Entertainment Corp. was incorporated under the Canada Business Corporations Act using the name 3369382 Canada Limited on April 28, 1997, amended its articles on July 3, 1997 to change its name to Lions Gate Entertainment Corp., and on September 24, 1997, continued into British Columbia and is now governed by the Business Corporations Act (British Columbia).
     Our principal offices are located at 1055 West Hastings Street, Suite 2200, Vancouver, British Columbia V6E 2E9 and, together with LGEI, at 2700 Colorado Avenue, Suite 200, Santa Monica, California 90404. Our telephone numbers are (877) 848-3866 in Vancouver and, together with LGEI, (310) 449-9200 in Santa Monica. To find out more information regarding us and our business, you should see “Where You Can Find More Information.” We maintain a website at http://www.lionsgate.com. None of the information contained on our website or on websites linked to our website is part of this prospectus.

RISK FACTORS
     You should carefully consider the risks and uncertainties described under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended March 31, 2009, as updated by Exhibit 99.1 to our Current Report on Form 8-K filed on October 13, 2009, and our Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2009 before making an investment decision in our company. You should also carefully consider any risk factors set forth in the applicable prospectus supplement and the documents incorporated by reference into this prospectus and the applicable prospectus supplement, as well as other information we include or incorporate by reference into this prospectus and in the applicable prospectus supplement. Additional risks and uncertainties that we are unaware of, or that we currently deem immaterial, also may become important factors that affect us. All of these could adversely affect our business, financial condition, results of operations and cash flows and, thus, the value of an investment in our company.
FORWARD-LOOKING STATEMENTS
     This prospectus, any prospectus supplement, and the documents incorporated herein and therein by reference contain forward-looking statements within the meaning of the federal securities laws. Any statements that do not relate to historical or current facts or matters are forward-looking statements. You can identify some of the forward-looking statements by the use of forward-looking words, such as “may,” “will,” “could,” “project,” “believe,” “anticipate,” “expect,” “estimate,” “continue,” “potential,” “plan,” “forecasts,” and the like, the negatives of such expressions, or the use of future tense. Statements concerning current conditions may also be forward-looking if they imply a continuation of current conditions. Examples of forward-looking statements include, but are not limited to, statements concerning:
•	our ability to operate profitably;

•	expectations that we will have sufficient capital to repay our indebtedness as it becomes due and to finance our ongoing business and operations;

•	expectations that we will be able to continue to meet NYSE listing requirements;

•	fluctuations in our revenues and results of operations;

•	our ability to manage future growth;

•	our ability to exploit our filmed and television content library;

•	external factors in the motion picture and television industry;

•	our theatrical slate financing arrangement;

•	our competition;

•	protecting and defending against intellectual property claims;

•	piracy of motion pictures; and

•	our ability to meet certain Canadian regulatory requirements.
     Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. You are urged to carefully review the disclosures we make concerning risks and other factors that may affect our business and operating results, including, but not limited to, those factors set forth in our most recent Annual Report on Form 10-K under the caption “Risk Factors,” and any of those made in our other reports filed with the SEC. Please consider our forward-looking statements in light of those risks as you read this prospectus and any prospectus supplement. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this document. Additional risks relating to our business, the industries in which we operate or any securities we may offer and sell under this prospectus may be described from time to time in our filings with the SEC. We do not intend, and undertake no obligation, to publish revised forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events.

USE OF PROCEEDS
     We will retain broad discretion over the use of net proceeds to us from any sale of our securities under this prospectus. We intend to use the net proceeds from the sale of the securities for general corporate purposes, including, but not limited, to repaying, redeeming, or repurchasing existing debt, and for working capital, capital expenditures, and acquisitions. Pending application of the net proceeds, we may initially invest the net proceeds in short-term investment grade securities.
RATIO OF EARNINGS TO FIXED CHARGES
     The following table sets forth our ratio of earnings to fixed charges for the periods indicated.

	Nine Months Ended December 31,			Fiscal Year Ended March 31,
	2009	2008	2009	2008	2007	2006	2005
Ratio of earnings to fixed charges (1)	1.2x	(1)	(1)	(1)	1.5x	(1)	1.8x

(1)	“Earnings” include pretax income from continuing operations before non-controlling interests or equity interests plus (a) fixed charges and amortization of capitalized interest minus (b) interest capitalized. “Fixed charges” consist of interest expensed, interest capitalized and an estimate of interest within rental expense. We had pretax losses for the years ended March 31, 2009, 2008, and 2006 and for the nine months ended December 31, 2008 and as a result, the ratio of earnings to fixed charges was less than one to one. Earnings were insufficient to cover fixed charges by $171.1 million, $78.0 million, and $10.7 million for the years ended March 31, 2009, 2008, and 2006, respectively, and by $143.1 million for the nine months ended December 31, 2008.

DESCRIPTION OF COMMON SHARES
     Lions Gate may issue, from time to time, common shares. The following summary description sets forth some of the general terms and provisions of the common shares. Because this is a summary description, it does not contain all of the information that may be important to you. For a more detailed description of the shares, you should refer to the provisions of Lions Gate’s Articles.
     Lions Gate’s authorized capital consists of 500,000,000 common shares and 200,000,000 preferred shares.
Common Shares
     At the close of business on February 1, 2010, 117,836,146 of Lions Gate’s common shares were issued and outstanding. The diluted number of Lions Gate’s common shares issued and outstanding assuming conversion of the 2.9375% Convertible Senior Subordinated Notes due 2024 issued by LGEI, the 3.625% Convertible Senior Subordinated Notes due 2025 issued by LGEI in February 2005, the 3.625% Convertible Senior Subordinated Notes due 2025 issued by LGEI in April 2009, the shares issuable upon exercise of options and upon vesting of restricted share units, would be 146,378,985.
     Lions Gate’s common shares are listed on the NYSE under the symbol “LGF.” Subject to any preference as to dividends provided to the holders of other shares ranking senior or pari passu to Lions Gate’s common shares with respect to priority in the payment of dividends, the holders of Lions Gate’s common shares will be entitled to receive dividends on the common shares, as and when declared by Lions Gate’s board of directors, out of monies properly applicable to the payment of dividends, in the manner and form the board of directors determines. At the present time, given Lions Gate’s anticipated capital requirements Lions Gate intends to follow a policy of retaining earnings in order to finance further development of its business. Lions Gate is also limited in its ability to pay dividends on its common shares by restrictions under the Business Corporations Act (British Columbia) relating to the solvency of Lions Gate before and after the payment of a dividend and by the terms of its credit facility and indentures governing certain of our notes. Holders of common shares have no preemptive, conversion or redemption rights and are not subject to further assessment by Lions Gate.
     If Lions Gate dissolves or liquidates, or its assets are distributed among its shareholders for the purpose of winding-up its affairs, the holders of Lions Gate’s common shares will be entitled to receive its remaining property and assets, subject to the rights of holders of any then outstanding preferred shares ranking senior or pari passu to Lions Gate’s common shares with respect to priority in the distribution of assets upon dissolution, liquidation or winding up.
     Except for meetings at which only holders of another specified class or series of Lions Gate’s shares are entitled to vote separately as a class or series, the holders of Lions Gate’s common shares will be entitled to receive notice of and to attend all meetings of Lions Gate’s shareholders and will have one vote for each common share held at all meetings of Lions Gate’s shareholders.
     Pursuant to Lions Gate’s Articles and the provisions of the Business Corporations Act (British Columbia), certain actions that may be proposed by Lions Gate require the approval of its shareholders. Lions Gate may, by special resolution, alter its Articles to increase its authorized capital by such means as creating shares with or without par value or increasing the number of shares with or without par value. Lions Gate may, by special resolution, alter its Articles to subdivide, consolidate, change from shares with par value to shares without par value or from shares without par value to shares with par value or change the designation of all or any of its shares. Lions Gate may also, by special resolution, alter its Articles to create, define, attach, vary, or abrogate special rights or restrictions to any shares. Under the Business Corporations Act (British Columbia) and Lions Gate’s Articles, a special resolution is a resolution passed at a duly-convened meeting of shareholders by two-thirds of the votes cast in person or by proxy at the meeting, or a written resolution consented to by all shareholders who would have been entitled to vote at the meeting of shareholders. In addition, with respect to capital alterations that apply to any part of a class or, in the case of any class with more than one series, any series of issued shares or where rights attached to issued shares are prejudiced or interfered with, that class or series must consent by separate special resolution.
Anti-Takeover Provisions
     We are governed by Business Corporations Act (British Columbia). Our Articles contain provisions that could make more difficult the acquisition of the company by means of a tender offer, a proxy contest or otherwise.

     Our Articles
     Advance Notice Procedures
     Our Articles establish an advance notice procedure for “special business” and shareholder proposals to be brought before an annual meeting of shareholders. For special business, advance notice describing the special business to be discussed at the meeting must be provided and that notice must include any documents to be approved or ratified as an addendum. Shareholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors or by a shareholder of record on the record date for the meeting, who is entitled to vote at the meeting.
     Special Meeting of Shareholders
     Our Articles provide for annual shareholder meetings and state that directors may call a shareholder meeting whenever they might deem such a meeting appropriate.
     Business Corporations Act (British Columbia)
     Advance Notice Procedures
     Under the Business Corporations Act (British Columbia), shareholders may make proposal for matters to be considered at the annual general meeting of shareholders. Such proposals must be sent to Lions Gate in advance of any proposed meeting by delivering a timely written notice in proper form to our secretary or other appropriate officer. The notice must include information on the business the shareholder intends to bring before the meeting. These provisions could have the effect of delaying until the next shareholder meeting shareholder actions that are favored by the holders of a majority of our outstanding voting securities.
     Shareholder Requisitioned Meeting
     Under the Business Corporations Act (British Columbia), shareholders holding 1/20 of our outstanding common shares may request the directors to call a general meeting of shareholders to deal with matters that may be dealt with at a general meeting, including election of directors. If the directors do not call the meeting within the timeframes specified in the Act, the shareholder can call the meeting and we must reimburse the costs.
     Removal of Directors and Increasing Board Size
     Under the Business Corporations Act (British Columbia) and our Articles, directors may only be removed by shareholders by passing a special resolution. Further, under our Articles, the directors may appoint additional directors up to one-third of the directors elected by the shareholders.
Canadian securities laws
     Lions Gate is a reporting issuer in Canada and therefore subject to the securities laws in each province in which it is reporting. Canadian securities laws require reporting of share purchases and sales by shareholders holding more than 10% of our common shares. Any shareholder holding more than 20% of our outstanding common shares must advise on its intentions for their holdings through public disclosures. Canadian securities laws will also govern how any offer to acquire our equity or voting shares would be conducted.
Transfer Agent and Registrar
     CIBC Mellon Trust Company serves as Lions Gate’s transfer agent and registrar for the common shares.
Listing
     Our common shares are quoted on the NYSE under the symbol “LGF.”

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES
     The following description discusses the general terms and provisions of the debt securities issued by LGEI and related guarantees issued by Lions Gate, that we may offer by this prospectus. The debt securities will be issued by LGEI as senior debt securities, which will rank equally with all of LGEI’s other unsubordinated debt. For purposes of this description, references to “the Company,” “we,” “our” and “us” refer only to Lions Gate Entertainment Inc. and not to its parent, Lions Gate Entertainment Corp., or LGEC, or subsidiaries.
     We will issue any senior notes under the senior indenture which we will enter into with a trustee to be named in a prospectus supplement.
     The indenture is subject to and governed by the Trust Indenture Act of 1939, or the Trust Indenture Act, and may be supplemented or amended, from time to time, following its execution. The indenture gives us broad authority to set the particular terms of each series of debt securities, including the right to modify certain of the terms contained in the indenture. The particular terms of a series of debt securities and the extent, if any, to which the particular terms of the issue modify the terms of the indenture will be described in the prospectus supplement relating to the debt securities.
     For more information about the debt securities offered by LGEI, please refer to the form of senior indenture, which we have filed as an exhibit to the registration statement which includes this prospectus and which contains the full legal text of the matters described in this section. Because this section is a summary, it does not describe every aspect of the debt securities or the indenture. This summary is subject to and qualified in its entirety by reference to all the provisions of the indenture, including definitions of terms used in the indenture. This summary also is subject to and qualified by reference to the description of the particular terms of the debt securities in the applicable prospectus supplement.
General
     The indenture does not limit the aggregate principal amount of debt securities that may be issued thereunder. The debt securities may be issued, from time to time, in one or more series. We will describe in the applicable prospectus supplement the terms relating to a series of debt securities, including:
•	the title;

•	the principal amount being offered, and, if a series, the total amount authorized and the total amount outstanding;

•	any limit on the amount that may be issued;

•	whether or not we will issue the series of debt securities in global form and, if so, the terms and who the depositary will be;

•	the maturity date(s);

•	the principal amount due at maturity, and whether the debt securities will be issued with any original issue discount;

•	whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a U.S. person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

•	the interest rate(s), which may be fixed or variable, or the method for determining the rate, the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	the place where payments will be payable;

•	restrictions on transfer, sale or other assignment, if any;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•	the date, if any, after which, the conditions upon which, and the price at which we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions, and any other applicable terms of those redemption provisions;

•	provisions for a sinking fund, purchase or other analogous fund, if any;

•	the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;

•	whether the indenture will restrict our ability and/or the ability of LGEC or our subsidiaries to:
•	incur additional indebtedness;

•	issue additional securities;

•	create liens;

•	pay dividends or make distributions in respect of our capital stock and the capital stock of our subsidiaries;

•	redeem capital stock;

•	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;

•	make investments or other restricted payments;

•	sell or otherwise dispose of assets;

•	enter into sale-leaseback transactions;

•	engage in transactions with stockholders and affiliates;

•	issue or sell stock of or sell assets of our subsidiaries; or

•	effect a consolidation or merger;
•	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

•	a discussion of any material or special U.S. federal income tax considerations applicable to the debt securities;

•	information describing any book-entry features;

•	the procedures for any auction and remarketing, if any;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

•	if other than U.S. dollars, the currency in which the series of debt securities will be denominated; and

•	any other terms of the series of debt securities (which shall not be inconsistent with the provisions of the indenture, except as permitted by a supplemental indenture, but which may modify or delete any provisions of the indenture insofar as it applies to such series), including any terms which may be required by or advisable under the laws of the U.S. or regulations thereunder or advisable (as determined by us) in connection with the marketing of the debt securities of the series.
     One or more series of the debt securities may be issued as discounted debt securities (bearing no interest or interest at a rate which at the time of issuance is below market rates) to be sold at a substantial discount below their stated principal amount. Material U.S. federal income tax consequences and other special considerations applicable to any such discounted debt securities will be described in the prospectus supplement relating thereto.
Conversion or Exchange Rights
     We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for LGEC’s common shares or other securities, including the conversion or exchange rate, as applicable, or how it will be calculated, and the applicable conversion or exchange period. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of LGEC’s common shares that the holders of the series of debt securities receive upon conversion or exchange would, under the circumstances described in those provisions, be subject to adjustment, or pursuant to which those holders would, under those circumstances, receive other property upon conversion or exchange, for example in the event of our or LGEC’s merger or consolidation with another entity.
Consolidation, Merger or Sale
     The indenture in the form initially filed as an exhibit to the registration statement of which this prospectus is a part does not contain any covenant that restricts our or LGEC’s ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor of ours or LGEC’s or acquiror of such assets must assume all of our obligations or LGEC’s obligations, as applicable, under the indenture and the debt securities.
     If the debt securities are convertible into LGEC’s common shares, the person with whom we or LGEC consolidate or merge or to whom we or LGEC sell all of our property must make provisions for the conversion of the debt securities into securities which the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.
Limited Restrictions
     Unless we otherwise state in the prospectus supplement, the indenture does not limit our ability to incur debt and does not give holders of debt securities protection in the event of a sudden and significant decline in our credit quality or a takeover, recapitalization or highly leveraged or similar transaction involving us. Accordingly, we could in the future enter into transactions that could increase the amount of indebtedness outstanding at that time or otherwise affect our capital structure or credit rating.
Events of Default
     The following are events of default under the indenture with respect to any series of debt securities that we may issue:
•	if we fail to pay interest when due and payable and our failure continues for 30 days and the time for payment has not been extended or deferred;
•	if we fail to pay the principal, or premium, if any, when due and payable and the time for payment has not been extended or delayed;
•	if we or LGEC fail to observe or perform any other covenant contained in the debt securities or the indenture, other than a covenant solely for the benefit of another series of debt securities, and our or LGEC’s failure, as applicable, continues for 90 days after we receive notice from the indenture trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and
•	if specified events of bankruptcy, insolvency or reorganization occur.

     We will periodically file statements with the indenture trustee regarding our compliance with the covenants in the indenture.
Remedies
Acceleration
     If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the indenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the indenture trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each series of debt securities then outstanding shall be due and payable without any notice or other action on the part of the indenture trustee or any holder.
     Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the indenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the indenture trustee reasonable indemnity.
Rescission of Acceleration
     After the declaration of acceleration has been made and before the indenture trustee has obtained a judgment or decree for payment of the moneys due on any series of debt securities, the registered holders of not less than a majority in aggregate principal amount of the outstanding debt securities of that series may rescind and annul the declaration and its consequences by written notice to us and the indenture trustee, if:
•	we pay or deposit with the indenture trustee a sum sufficient to pay:
•	all matured interest, other than interest which has become due by declaration of acceleration;
•	the principal of and any premium which have become due other than by the declaration of acceleration and interest on these amounts;
•	interest on overdue interest, other than interest which has become due by declaration of acceleration, to the extent lawful;
•	all amounts due to the indenture trustee under the indenture; and
•	all events of default with respect to the affected series, other than the nonpayment of the principal and interest (and premium, if any) which has become due solely by the declaration of acceleration, have been remedied or waived as provided in the indenture.
     For more information as to waiver of defaults, see “Waiver of Default” below.
Control by Registered Holders; Limitations
     The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee, or exercising any trust or power conferred on the indenture trustee, with respect to the debt securities of that series, provided that:
•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and
•	subject to its duties under the Trust Indenture Act, the indenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

     A holder of the debt securities of any series will only have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies if:
•	the holder has given written notice to the indenture trustee of a continuing event of default with respect to that series;
•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the indenture trustee, to institute the proceeding as trustee; and
•	the indenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions, within 90 days after the notice, request and offer.
     These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.
Notice of Default
     The indenture trustee is required to give the registered holders of the debt securities notice of any default under the indenture known by the indenture trustee to the extent required by the Trust Indenture Act, unless the default has been cured or waived. The Trust Indenture Act currently permits the indenture trustee to withhold notices of default (except for certain payment defaults) if the indenture trustee in good faith determines the withholding of the notice to be in the interests of the registered holders.
Waiver of Default
     The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the applicable indenture.
Modification of Indenture; Waiver
     We and the indenture trustee may change an indenture without the consent of any holders with respect to specific matters, including:
•	to fix any ambiguity, defect or inconsistency in the indenture;

•	to comply with the provisions described above under “Consolidation, Merger or Sale,” including to evidence the succession of another person to us or LGEC and the assumption by any such successor of our obligations or LGEC’s obligations, as applicable, under the indenture and in the debt securities;

•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act;

•	to evidence and provide for the acceptance of appointment of a successor trustee under the indenture;

•	to provide for uncertificated debt securities;

•	to add any additional events of default;

•	to provide for the issuance of and establish the form and terms and conditions of any series of debt securities as provided in an indenture, to establish the form of any certifications required to be furnished pursuant to an indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

•	to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default, or to surrender any of our rights or powers under the indenture;
•	to provide security for the debt securities of any series; or

•	to make any other provisions with respect to matters or questions arising under the indenture, provided that such action shall not adversely affect the interests of the holders of any series of debt securities or any related coupons in any material respect.
     In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the indenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the indenture trustee may only make the following changes with the consent of each holder of any outstanding debt securities affected:
•	reduce the percentage of debt securities, the holders of which are required to consent to any supplemental indenture;

•	reduce the rate of interest or extend the time for payment of interest on such debt securities or reduce any premium payable upon the redemption thereof;

•	reduce the principal amount of such debt securities;

•	extend the fixed maturity of such debt securities; or

•	reduce the redemption or repurchase price of such debt securities or change the time at which such debt securities may or must be redeemed or repurchased.
Satisfaction and Discharge
     An indenture will cease to be of further effect with respect to any series of debt securities, and we and LGEC will be deemed to have satisfied and discharged all of our and LGEC’s obligations, as applicable, under such indenture, except as noted below, when, among other conditions:
•	all outstanding debt securities of such series have become due or will become due within one year at their stated maturity or on a redemption date or have been delivered to the indenture trustee for cancellation; and
•	we or LGEC deposit with the indenture trustee, in trust, funds that are sufficient to pay and discharge all remaining indebtedness on the outstanding debt securities of such series not delivered to the indenture trustee for cancellation.
     We and LGEC will remain obligated to pay all other amounts due under such indenture and to perform certain ministerial tasks to be described in the indenture.
Legal Defeasance and Covenant Defeasance
     The indenture provides that we and LGEC may elect to be:
•	discharged from (and be deemed to have satisfied) our and LGEC’s obligations, as applicable (except for certain obligations to register the transfer or exchange of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and hold monies for payment in trust and, if so specified with respect to the debt securities of a certain series, to pay the principal of (and premium, if any) and interest, if any, on such specified debt securities), with respect to any series of debt securities, which we refer to as “legal defeasance”; and
•	released from our and LGEC’s obligations, as applicable, under specified covenants with respect to any series of debt securities, which we refer to as “covenant defeasance.”

     Among other conditions we must satisfy in order to effect a legal defeasance or a covenant defeasance is the deposit with the indenture trustee, in trust, of cash and/or Governmental Obligations (as defined in the indenture) which through the payment of interest and principal thereof in accordance with their terms will provide funds in an amount sufficient to pay any installment of principal (and premium, if any (and interest, if any)), on and any mandatory sinking fund payments in respect of such debt securities on the stated maturity of such payments in accordance with the terms of the indenture and such debt securities.
     Such a trust may be established only if, among other things, we or LGEC have delivered to the indenture trustee an opinion of counsel (who may be our or LGEC’s counsel) to the effect that,
•	in the case of a legal defeasance, (x) we or LGEC have received from the Internal Revenue Service a private letter ruling or there has been published by the Internal Revenue Service a revenue ruling pertaining to a comparable form of transaction, or (y) since the date of the execution of the applicable indenture there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the holders of the outstanding debt securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred; and
•	in the case of a covenant defeasance, the holders of the outstanding debt securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.
Redemption
     We will set forth any terms for the redemption of debt securities in a prospectus supplement. Unless we indicate differently in a prospectus supplement, all or any portion of the debt securities may be redeemed at our option at any time and from time to time. Unless otherwise specified in a resolution of our board of directors and in a supplemental indenture (including any pricing supplement) or in one or more certificates of one or more of our officers with respect to any debt securities, the debt securities will be redeemable upon notice by mail between 30 and 90 days prior to the redemption date. If less than all of the debt securities of any series or any tranche of a series are to be redeemed, the indenture trustee will select the debt securities to be redeemed by lot or in such manner as it deems appropriate and fair.
     Debt securities will cease to bear interest on the redemption date. We will pay the redemption price and any accrued interest once you surrender the debt security for redemption. If only part of a debt security is redeemed, the indenture trustee will deliver to you a new debt security of the same series for the unredeemed portion without charge.
The Guarantee
     Lions Gate Entertainment Corp. may guarantee the due and punctual payment of the principal and any premium and interest on the debt securities issued by us when and as it becomes due and payable, whether at maturity or otherwise. Any such guarantees, the terms of the guarantees, and the priority of the guarantees with respect to other securities issued by Lions Gate Entertainment Corp. will be set forth in the indenture. The guarantee may provide that in the event of default in payment of principal or any premium or interest on a debt security, the holder of the debt security may institute legal proceedings directly against Lions Gate Entertainment Corp. to enforce guarantees without first proceeding against us. The indenture may provide that Lions Gate Entertainment Corp. may under certain circumstances assume all of our rights and obligations under the indenture with respect to a series of debt securities issued by us.
Form, Authentication, Delivery, Exchange and Transfer
Form
     We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. We may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series.
Authentication and Delivery
     The debt securities will be signed on our behalf by one of our officers and, to the extent necessary, under our corporate seal. A debt security will not be valid until authenticated manually by the indenture trustee, or by an authenticating agent duly appointed by the indenture trustee. Such signature will be conclusive evidence that the debt security so authenticated has been duly authenticated and delivered under the applicable indenture and that the holder is entitled to the benefits of the applicable indenture. At any time after the execution and delivery of the applicable indenture, we may deliver executed debt securities of any series to the indenture trustee for authentication, together with a written order by us for the authentication and delivery of such debt securities, and the indenture trustee in accordance with such order shall authenticate and deliver such debt securities.
     The indenture trustee will not be required to authenticate any debt securities if the issuance of such debt securities pursuant to the applicable indenture will affect the indenture trustee’s own rights, duties or immunities under the debt securities and the applicable indenture or otherwise in a manner that is not reasonably acceptable to the indenture trustee.
     Debt securities issued in global form will be delivered by the indenture trustee to the depositary or pursuant to the depositary’s instructions.
Exchange and Transfer
     At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.
     Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we or the indenture trustee may require payment of any taxes or other governmental charges.
     We will name in the applicable prospectus supplement the security registrar that we initially designate for any debt securities. We may at any time designate additional security registrars or rescind the designation of any security registrar or approve a change in the office through which any security registrar acts.
     If we elect to redeem the debt securities of any series, we will not be required to:
•	issue, register the transfer of, or exchange any debt securities of any series being redeemed in part during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or
•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.
Payment and Paying Agents
     Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.
     We will pay principal of, and any premium and interest on, the debt securities of a particular series at the office of the paying agents designated by us, except that, unless we otherwise indicate in the applicable prospectus supplement, we may make payments of principal or interest by check which we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in a prospectus supplement, we will designate an office or agency of the indenture trustee in the City of New York as our paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.
     Any cash or Governmental Obligations we pay to a paying agent or the indenture trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.
Governing Law
     The indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

PLAN OF DISTRIBUTION
     We may sell the securities covered by this prospectus from time to time. Registration of the securities covered by this prospectus does not mean, however, that those securities will necessarily be offered or sold.
     We may sell the securities separately or together:
•	through one or more underwriters or dealers in a public offering and sale by them;

•	directly to investors; or

•	through agents.
     We may sell the securities from time to time:
•	in one or more transactions at a fixed price or prices, which may be changed from time to time;
•	at market prices prevailing at the times of sale;
•	at prices related to such prevailing market prices; or
•	at negotiated prices.
     We will describe the method of distribution of the securities and the terms of the offering in the prospectus supplement.
     If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the securities being distributed if they purchase any of the securities.
     We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.
     We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or in a post-effective amendment.
     If so indicated in the applicable prospectus supplement, we will authorize underwriters, dealers or other persons to solicit offers by certain institutions to purchase offered securities from us at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date or dates. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. The obligations of any purchasers under any delayed delivery contract will not be subject to any conditions except:
•	the purchase of the offered securities must not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject; and

•	if the offered securities are also being sold to underwriters, we will have sold to the underwriters the offered securities not sold for delayed delivery.
     The underwriters, dealers and other persons will not have any responsibility for the validity or performance of these contracts. The prospectus supplement relating to the contracts will set forth the price to be paid for securities under the contracts, the commission payable for solicitation of the contracts and the date or dates in the future for delivery of offered securities under the contracts.
     Underwriters, dealers and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments made by the underwriters, dealers or agents, under agreements between us and the underwriters, dealers and agents.
     We may grant underwriters who participate in the distribution of securities an option to purchase additional securities in connection with the distribution.
     Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us or our purchasers, as their agents in connection with the sale of securities. These underwriters, dealers or agents may be considered to be underwriters under the Securities Act. As a result, discounts, commissions or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions. The prospectus supplement will identify any such underwriter, dealer or agent and describe any compensation received by them from us. In no event will the aggregate discounts, concessions and commissions to any underwriters, dealers or agents exceed eight percent of the gross proceeds. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
     Our common shares are listed on the NYSE. We may apply to list any series of debt securities on an exchange, but we are not obligated to do so. Therefore, there may not be liquidity or a trading market for the debt securities.
     In connection with an offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress.
     The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions.
     These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.
     Underwriters, dealers or agents who may become involved in the sale of our securities may engage in transactions with and perform other services for us in the ordinary course of their business for which they receive compensation.

LEGAL MATTERS
     Heenan Blaikie LLP, Vancouver, British Columbia, will pass upon the validity of the common shares offered hereby as well as certain other legal matters. Two partners of Heenan Blaikie LLP serve on the board of directors of Lions Gate. O’Melveny & Myers LLP, Los Angeles, California, will pass upon the validity of the debt securities and guarantees offered hereby as well as certain other legal matters.
EXPERTS
     The consolidated financial statements of Lions Gate Entertainment Corp. as of March 31, 2009 and 2008, and for each of the three years in the period ended March 31, 2009, incorporated in this prospectus and registration statement by reference from our Current Report on Form 8-K dated October 13, 2009, the financial statement schedule and the effectiveness of Lions Gate Entertainment Corp.’s internal control over financial reporting as of March 31, 2009, incorporated in this prospectus and registration statement by reference from our Annual Report on Form 10-K for the year ended March 31, 2009, and the combined financial statements of the Network Business (a business unit of Macrovision Solutions Corporation), incorporated in this prospectus and registration statement by reference from our Current Report on Form 8-K/A dated May 13, 2009, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such consolidated and combined financial statements and related schedule are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
Available Information
     We file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read and copy these reports, proxy statements and other information at the Commission’s public reference facility at 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the public reference facility. The Commission also maintains a web site at www.sec.gov that contains reports, proxy and information statements and other information regarding registrants such as us that file electronically with the Commission. You may also obtain information about us at our website at www.lionsgate.com. However, the information on our website does not constitute part of this prospectus.
     This prospectus constitutes part of a registration statement on Form S-3 filed under the Securities Act of 1933, as amended, or the Securities Act, with respect to the securities being offered. As permitted by the Commission’s rules, this prospectus omits some of the information, exhibits and undertakings included in the registration statement. You may read and copy the information omitted from this prospectus but contained in the registration statement, as well as the periodic reports and other information we file with the Commission, at the public reference facilities maintained by the Commission in Washington, D.C.
Incorporation by Reference
     The Commission allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the Commission will automatically update, modify and supersede this information. We incorporate by reference the following documents we have filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended, or the Exchange Act:
•	our annual report on Form 10-K for the fiscal year ended March 31, 2009 filed on June 1, 2009;
•	our quarterly reports on Form 10-Q for the quarters ended December 31, 2009, September 30, 2009 and June 30, 2009 filed on February 9, 2010, November 9, 2009 and August 10, 2009, respectively;
•	our current reports on Form 8-K filed on January 26, 2010, December 1, 2009, November 6, 2009, October 27, 2009, October 23, 2009, October 16, 2009, October 13, 2009, October 7, 2009, October 6, 2009, July 10, 2009, June 10, 2009, April 20, 2009, and April 10, 2009, and our current report on

Form 8-K/A filed on May 13, 2009;
•	our definitive proxy statement on Schedule 14A filed on August 17, 2009; and

•	the description of our common shares contained in our Registration Statement on Form 8-A filed on August 5, 2004 (Commission File No. 001-14880), and any amendment or report filed for the purpose of updating such description.
     In addition, all documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of the initial registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement as well as all such documents that we file with the SEC after the date of this prospectus and before the termination of the offering of our securities shall be deemed incorporated by reference into this prospectus and to be a part of this prospectus from the respective dates of filing such documents. Unless specifically stated to the contrary, none of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus.
     Any statements made in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
     We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus has been delivered, upon the written or oral request of such person, a copy of any and all of the documents which have been incorporated in this prospectus by reference. Requests for such copies should be directed to:
Investor Relations Department
Lions Gate Entertainment Corp.
2700 Colorado Avenue, Suite 200
Santa Monica, California 90404
(310) 449-9200
     Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus.

LIONS GATE ENTERTAINMENT CORP.
Common Shares
Guarantees of Debt Securities
LIONS GATE ENTERTAINMENT INC.
Debt Securities
PROSPECTUS

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution
     The expenses to be paid by us in connection with the issuance and distribution of the securities being registered are as set forth in the following table. All amounts shown are estimates except for the Securities and Exchange Commission registration fee.

Securities and Exchange Commission Registration Fee	$53,475
Legal Fees and Expenses	*
Accounting Fees and Expenses	*
Printing Expenses	*
Blue Sky Fees	*
Transfer Agent Fees and Expenses	*
Trustee Fees and Expenses	*
Miscellaneous	*

Total	*

*	Estimated expenses (other than SEC registration fee) are not presently known. These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.
Item 15. Indemnification of Directors and Officers
     Lions Gate Entertainment Corp.
     Under the Business Corporations Act (British Columbia), Lions Gate may indemnify a present or former director or officer of Lions Gate or a person who acts or acted at Lions Gate’s request as a director or officer of another corporation, or for an affiliate, of Lions Gate, and his heirs and personal representatives, against all costs, charges and expenses, including legal and other fees and amounts paid to settle an action or satisfy a judgment, actually and reasonably incurred by him including an amount paid to settle an action or satisfy a judgment in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of his position with Lions Gate or such other corporation and provided that the director or officer acted honestly and in good faith with a view to the best interests of Lions Gate or such other corporation, and, in the case of a criminal or administrative action or proceeding, had reasonable grounds for believing that his conduct was lawful. Other forms of indemnification may be made only with court approval.
     In accordance with the Articles of Lions Gate, Lions Gate shall indemnify every director or former director of Lions Gate, or may, subject to the Business Corporations Act (British Columbia), indemnify any other person. We have entered into indemnity agreements with our directors, executive officers, and certain other key employees whereby we have agreed to indemnify the directors and officers to the extent permitted by our Articles and the Business Corporations Act (British Columbia).
     Lions Gate’s Articles permit Lions Gate, subject to the limitations contained in the Business Corporations Act, to purchase and maintain insurance on behalf of any person mentioned in the preceding paragraph, as the board of directors may from time to time determine. Lions Gate, however, only maintains directors and officers liability insurance and corporate reimbursement insurance.
     The foregoing summaries are necessarily subject to the complete text of the statute, Lions Gate’s Articles, and the arrangements referred to above are qualified in their entirety by reference thereto.
     Lions Gate Entertainment Inc.

     As authorized by Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”), the Amended and Restated Certificate of Incorporation (the “Certificate”) of Lions Gate Entertainment Inc. provides that a director of LGEI will not be liable to LGEI or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith of law, (iii) pursuant to Section 174 of the DGCL, and (iv) for any transaction from which the director derived an improper personal benefit.
     While the Certificate provides directors with protection from awards for monetary damages for breaches of their duty of care, it does not eliminate such duty. Accordingly, the Certificate will have no effect on the availability of equitable remedies, such as an injunction or rescission based on a director’s breach of such director’s duty of care.
     The DGCL provides for indemnification of directors, officers, employees and agents subject to certain limitations. Our bylaws and the appendix thereto provide for the indemnification of our directors, officers, employees and agents to the extent permitted by Delaware law. Our directors and officers are insured against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act of 1933 (the “Securities Act”).
     Lions Gate maintains directors’ and officers’ liability insurance policies insuring LGEI directors and officers for certain covered losses as defined in the policies.
     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and persons controlling the registrant pursuant to the foregoing provisions, the registrants have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Item 16. Exhibits

Exhibit No.	Description
1.1*	Form of Underwriting Agreement

3.1	Articles (incorporated by reference to Exhibit 3.1 to Lions Gate Entertainment Corp.’s Annual Report on Form 10-K for the fiscal year ended March 31, 2005, as filed on June 29, 2005)

3.2	Notice of Articles (incorporated by reference to Exhibit 3.2 to Lions Gate Entertainment Corp.’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2009, as filed on November 9, 2009)

3.3	Vertical Short Form Amalgamation Application (incorporated by reference to Exhibit 3.3 to Lions Gate Entertainment Corp.’s Annual Report on Form 10-K for the fiscal year ended March 31, 2007, as filed on May 30, 2007)

3.4	Certificate of Amalgamation (incorporated by reference to Exhibit 3.4 to Lions Gate Entertainment Corp.’s Annual Report on Form 10-K for the fiscal year ended March 31, 2007, as filed on May 30, 2007)

4.1	Specimen common share certificate

4.2	Form of Indenture governing Debt Securities

4.3*	Form of Note for Debt Securities

5.1	Opinion of Heenan Blaikie LLP

5.2	Opinion of O’Melveny & Myers LLP

12.1	Computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of Ernst & Young LLP

23.2	Consent of Heenan Blaikie LLP (included in Exhibit 5.1)

Exhibit No.	Description
23.3	Consent of O’Melveny & Myers LLP (included in Exhibit 5.2).

24.1	Powers of Attorney (included in this Registration Statement under “Signatures”).

25.1*	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Trustee under Debt Securities Indenture

*	To be filed, as applicable, by amendment to this registration statement or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and incorporated herein by reference in connection with the offering of the securities.
ITEM 17. Undertakings
     (a) The undersigned registrants hereby undertake:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
     provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (4) That, for purposes of determining any liability under the Securities Act of 1933 to any purchaser:
     (i) each prospectus filed by the registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

     (ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
     (5) That, for the purpose of determining liability of the registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be sellers to the purchaser and will be considered to offer or sell such securities to such purchaser:
     (i) any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;
     (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;
     (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or the securities provided by or on behalf of the undersigned registrants; and
     (iv) any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.
     (b) The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrants’ annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions described in Item 15 above, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.
     (d) The undersigned registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Trust Indenture Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Trust Indenture Act.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, Lions Gate Entertainment Corp. certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Santa Monica, California, on February 17, 2010.

Lions Gate Entertainment Corp.
By:	/s/ James Keegan
James Keegan
Chief Financial Officer

POWER OF ATTORNEY
     Each person whose signature appears below constitutes and appoints Jon Feltheimer, Michael Burns, Wayne Levin and James Keegan, or each of them individually, his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement we may hereafter file with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933 to register additional securities in connection with this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Norman Bacal Norman Bacal	Director	February 17, 2010

/s/ Michael Burns Michael Burns	Vice Chairman	February 17, 2010

/s/ Arthur Evrensel Arthur Evrensel	Director	February 17, 2010

/s/ Jon Feltheimer Jon Feltheimer	Co-Chairman and Chief Executive Officer (Principal Executive Officer)	February 17, 2010

/s/ James Keegan James Keegan	Chief Financial Officer (Principal Financial and Accounting Officer) and Director	February 17, 2010

/s/ Morley Koffman Morley Koffman	Director	February 17, 2010

/s/ Harald Ludwig Harald Ludwig	Co-Chairman	February 17, 2010

/s/ G. Scott Paterson G. Scott Paterson	Director	February 17, 2010

/s/ Mark Rachesky, M.D. Mark Rachesky, M.D.	Director	February 17, 2010

Signature	Title	Date
/s/ Daryl Simm G. Daryl Simm	Director	February 17, 2010

/s/ Hardwick Simmons Hardwick Simmons	Director	February 17, 2010

/s/ Brian v. Tobin Brian V. Tobin	Director	February 17, 2010

/s/ Phyllis Yaffe Phyllis Yaffe	Director	February 17, 2010

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, Lions Gate Entertainment Inc. certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Santa Monica, California, on February 17, 2010.

Lions Gate Entertainment Inc.
By:	/s/ James Keegan
James Keegan
Chief Financial Officer

POWER OF ATTORNEY
     Each person whose signature appears below constitutes and appoints Jon Feltheimer, Wayne Levin and James Keegan, or each of them individually, his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement we may hereafter file with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933 to register additional securities in connection with this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Jon Feltheimer Jon Feltheimer	President (Principal Executive Officer) and Director	February 17, 2010

/s/ James Keegan James Keegan	Chief Financial Officer (Principal Financial and Accounting Officer) and Director	February 17, 2010

/s/ Wayne Levin Wayne Levin	Director	February 17, 2010
EXHIBIT INDEX

Exhibit No.	Description
1.1*	Form of Underwriting Agreement

3.1	Articles (incorporated by reference to Exhibit 3.1 to Lions Gate Entertainment Corp.’s Annual Report on Form 10-K for the fiscal year ended March 31, 2005, as filed on June 29, 2005)

3.2	Notice of Articles (incorporated by reference to Exhibit 3.2 to Lions Gate Entertainment Corp.’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2009, as filed on November 9, 2009)

3.3	Vertical Short Form Amalgamation Application (incorporated by reference to Exhibit 3.3 to Lions Gate Entertainment Corp.’s Annual Report on Form 10-K for the fiscal year ended March 31, 2007, as filed on May 30, 2007)

Exhibit No.	Description
3.4	Certificate of Amalgamation (incorporated by reference to Exhibit 3.4 to Lions Gate Entertainment Corp.’s Annual Report on Form 10-K for the fiscal year ended March 31, 2007, as filed on May 30, 2007)

4.1	Specimen common share certificate

4.2	Form of Indenture governing Debt Securities

4.3*	Form of Note for Debt Securities

5.1	Opinion of Heenan Blaikie LLP

5.2	Opinion of O’Melveny & Myers LLP

12.1	Computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of Ernst & Young LLP

23.2	Consent of Heenan Blaikie LLP (included in Exhibit 5.1)

23.3	Consent of O’Melveny & Myers LLP (included in Exhibit 5.2).

24.1	Powers of Attorney (included in this Registration Statement under “Signatures”).

25.1*	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Trustee under Debt Securities Indenture

*	To be filed, as applicable, by amendment to this registration statement or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and incorporated herein by reference in connection with the offering of the securities.